UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2019

CATALENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36587	20-8737688
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of registrant’s principal executive office)	(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols(s)	Name of each exchange on which registered
Common Stock	CTLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b–2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger

On May 17, 2019 (the “Closing Date”), Catalent, Inc., a Delaware corporation (“Catalent” and, together with its subsidiaries, the “Company”), through its wholly owned subsidiary Catalent Holdco I Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Catalent Pharma Solutions, Inc., a Delaware corporation (in such capacity, “Buyer”), completed its previously announced acquisition of Paragon Bioservices, Inc., a Delaware corporation (“Paragon”), pursuant to the merger of Merger Sub with and into Paragon (the “Merger”), with Paragon continuing as the surviving company in the Merger and as a wholly owned subsidiary of Buyer.

In accordance with the Agreement and Plan of Merger, dated as of April 14, 2019 (as amended, the “Merger Agreement”), by and among Buyer, Merger Sub, Paragon, Pearl Shareholder Representative, LLC, as representative of the Company Securityholders (as defined in the Merger Agreement), and, solely with respect to Section 4.12 of the Merger Agreement (solely with respect to the Equity Financing (as defined therein)) and Section 8.19 of the Merger Agreement, Catalent, on the Closing Date, Buyer completed its acquisition of Paragon for a purchase price of $1.2 billion in cash, subject to customary escrow arrangements and a purchase price adjustment related to, among other things, the amount of Paragon’s working capital and other adjustments (as adjusted, the “Closing Payment”).

The Company financed the portion of the Closing Payment due at the closing of the Merger and related fees and expenses with the net proceeds of the Preferred Stock Issuance and the Incremental Dollar Term B-2 Loans (each as defined below).

Investment Agreement

As previously disclosed, Catalent entered into an equity commitment and investment agreement, dated as of April 14, 2019 (the “Investment Agreement”), with Green Equity Investors VII, L.P. and Green Equity Investors Side VII, L.P. (together, the “Funds”), both affiliates of Leonard Green & Partners, L.P. (“Leonard Green”), in connection with the issuance and sale of 650,000 shares of Catalent’s Series A preferred stock, par value $0.01 per share (“Series A Preferred Stock”), to the Funds for an aggregate purchase price of $650 million, or $1,000 per share (such issuance and sale, the “Preferred Stock Issuance”).

On the Closing Date, (a) the Funds assigned a portion of their commitment under the Investment Agreement to purchase shares of Series A Preferred Stock to LGP Associates VII-A LLC and LGP Associates VII-B LLC, both affiliates of Leonard Green (collectively, together with the Funds, the “Investors”), and (b) Catalent and the Investors completed the Preferred Stock Issuance (the “Preferred Stock Issuance Closing”).

Certificate of Designation of the Series A Preferred Stock

Each share of Series A Preferred Stock issued to the Investors pursuant to the Investment Agreement has the powers, designations, preferences, and other rights of the shares of such series as are set forth in the Certificate of Designation of the Series A Preferred Stock filed by Catalent with the Delaware Secretary of State on May 16, 2019 (the “Certificate of Designation”).

The Series A Preferred Stock ranks senior to Catalent’s shares of common stock, par value $0.01 per share (“Common Stock”), with respect to dividend rights and rights upon the voluntary or involuntary liquidation, dissolution, or winding up of the affairs of Catalent (a “Liquidation”). The Series A Preferred Stock initially has a stated value of $1,000 per share (as such value may be adjusted in accordance with the terms of the Certificate of Designation, the “Stated Value”). Holders of Series A Preferred Stock are entitled to receive cumulative dividends payable quarterly against the Stated Value at a rate of 5.00% per annum (as such rate may be adjusted in accordance with the terms of the Certificate of Designation, the “Dividend Rate”), and such dividends may be settled in cash, by increasing the Stated Value, or in a combination thereof, at Catalent’s election, as set forth in the Certificate of Designation. Holders of Series A Preferred Stock are also entitled to receive dividends or distributions declared or paid on the Common Stock on an as-converted basis.

The Dividend Rate is subject to adjustment based on the relative and absolute price performance of the Common Stock. If, as of the fourth anniversary of the Preferred Stock Issuance Closing, the quotient obtained by dividing (i) the average of the volume-weighted average price per share of Common Stock on the New York Stock Exchange (the “NYSE”) for the sixty consecutive trading days immediately preceding such date (the “Year Four Price”), by (ii)

$41.2841 (the “Announcement Price”) is (a) 80% or greater, but less than 100%, then the Dividend Rate will be automatically adjusted as of the fourth anniversary of the Preferred Stock Issuance Closing to 6.50% per annum, or (b) less than 80%, then the Dividend Rate will be automatically adjusted as of the fourth anniversary of the Preferred Stock Issuance Closing to 8.00% per annum; provided, however, if the quotient obtained by dividing the Year Four Price by the Announcement Price is less than 100% but equal to or greater than the quotient obtained by dividing (1) the average closing value of the S&P 500 Index for the sixty consecutive trading days immediately preceding the fourth anniversary of the Preferred Stock Issuance Closing, by (2) the average closing value of the S&P 500 Index for the thirty consecutive trading days immediately preceding the date of the execution of the Investment Agreement, then no such adjustment to the Dividend Rate will be made on the fourth anniversary of the Preferred Stock Issuance Closing and the adjustment to the Dividend Rate, if any, will be determined and made effective on the fifth anniversary of the Preferred Stock Issuance Closing based on the Year Five Price (as defined in the Certificate of Designation) measured against the Announcement Price and otherwise in the manner provided above. If the Year Four Price equals or exceeds the Announcement Price, no adjustment to the Dividend Rate will occur. Similarly, if the determination of a potential adjustment to the Dividend Rate is to be made as of the fifth anniversary of the Preferred Stock Issuance Closing and the Year Five Price equals or exceeds the Announcement Price, no adjustment to the Dividend Rate will occur.

The shares of Series A Preferred Stock are convertible at the option of the holders thereof, at any time after the first anniversary of the Preferred Stock Issuance Closing (or, if earlier, the date Catalent sends any notice of certain change of control events), into shares of Common Stock at a price equal to $49.5409 (the “Conversion Price”), representing a 20% premium to the Announcement Price. At any time after the third anniversary of the Preferred Stock Issuance Closing, Catalent has the right (but not the obligation) to cause all (and not less than all) of the then-outstanding shares of Series A Preferred Stock to be converted into the relevant number of shares of Common Stock if the average of the volume-weighted average price per share of Common Stock on the NYSE for the thirty consecutive trading days immediately preceding Catalent’s applicable notice of conversion exceeds 150% of the Conversion Price. The Conversion Price is subject to customary anti-dilution and other adjustments.

At any time after the fifth anniversary of the Preferred Stock Issuance Closing, Catalent has the right (but not the obligation) to redeem all (and not less than all) of the then-outstanding shares of Series A Preferred Stock for cash, shares of Common Stock, or a combination thereof, at Catalent’s election, at a price per share of Series A Preferred Stock equal to the Stated Value plus (without duplication) all accrued but unpaid dividends.

Upon a Liquidation, subject to any senior-ranking securities, indebtedness, or other senior rights, the holders of Series A Preferred Stock are entitled to receive, for each share of Series A Preferred Stock, an amount equal to the greater of (i) the Stated Value of such share, plus (without duplication) all accrued but unpaid dividends on such share, and (ii) the amount such holder would have received had such holder, immediately prior to such Liquidation, converted such share into shares of Common Stock at the then-applicable Conversion Price.

Upon certain change of control events involving Catalent, Catalent is required to redeem each share of Series A Preferred Stock for the greater of (i) cash in an amount equal to the sum of (a) the product of (1) the applicable Mandatory Redemption Multiplier (as defined in the Certificate of Designation), multiplied by (2) the Stated Value of such share, plus (b) all accrued but unpaid dividends on such share, and (ii) the amount of cash and/or other assets the holder of such share of Series A Preferred Stock would have received had such holder, as of the business day immediately preceding the effective date of such change of control event, converted such share into shares of Common Stock and participated in such event as a holder of Common Stock.

The holders of Series A Preferred Stock are entitled to vote with the holders of Common Stock as a single class on an “as-converted basis.” For so long as the holders of Series A Preferred Stock are entitled to designate one designee to be nominated by Catalent for election to Catalent’s board of directors (the “Board”) pursuant to the terms and conditions of the Stockholders’ Agreement (as defined below), the holders of Series A Preferred Stock, voting separately as a single class, have the right to elect one member of the Board.

The holders of a majority of the outstanding Series A Preferred Stock have veto rights over Catalent’s (i) amendment to any provision of its organizational documents that would have an adverse effect on the rights, preferences, privileges or voting powers of the Series A Preferred Stock, (ii) issuance of senior or pari passu securities, or (iii) incurrence of indebtedness to the extent such incurrence would cause the Company’s Total Leverage Ratio for any applicable Test Period to exceed 6:00:1:00 determined on a Pro-Forma Basis (as such terms are defined in the Credit Agreement (as defined below)).

The foregoing description of the Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Designation, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Stockholders’ Agreement

In connection with the Preferred Stock Issuance Closing, Catalent and the Investors entered into a Stockholders’ Agreement dated as of the Closing Date (the “Stockholders’ Agreement”). Pursuant to the Stockholders’ Agreement, for so long as the holders of Series A Preferred Stock and the holders of Common Stock issued upon conversion of Series A Preferred Stock (together with the holders of Series A Preferred Stock, the “Relevant Holders”) beneficially own (i) (a) shares of Series A Preferred Stock with an aggregate Stated Value of at least $250 million, or (b) either (1) shares of Common Stock having an aggregate value of at least $250 million (calculated by valuing each share of Common Stock at the average of the volume-weighted average price per share of Common Stock on the NYSE for the thirty consecutive trading days immediately preceding such date of valuation (the “Common Stock Valuation Methodology”)), or (2) any combination of shares of Series A Preferred Stock or shares of Common Stock having an aggregate value of at least $250 million, calculated by valuing each share of Series A Preferred Stock at the Stated Value of such share and each share of Common Stock pursuant to the Common Stock Valuation Methodology, such holders have the right to designate one designee to be nominated by Catalent for election to the Board, and (ii) (a) shares of Series A Preferred Stock with an aggregate Stated Value of at least $500 million, or (b) either (1) shares of Common Stock having an aggregate value of at least $500 million, calculated by valuing each share of Common Stock pursuant to the Common Stock Valuation Methodology, or (2) any combination of shares of Series A Preferred Stock or shares of Common Stock having an aggregate value of at least $500 million, calculated by valuing each share of Series A Preferred Stock at the Stated Value of such share and each share of Common Stock pursuant to the Common Stock Valuation Methodology, such holders have the right to appoint one non-voting observer to attend all meetings of the Board.

Pursuant to the Stockholders’ Agreement, for so long as the Relevant Holders are entitled to designate a designee for nomination to the Board, each such holder is required to vote (i) in favor of each director nominated or recommended by the Board for election at any meeting of the stockholders of Catalent and against the removal of any director who has been elected following nomination or recommendation by the Board, (ii) against any stockholder nomination for director that is not approved and recommended by the Board for election at any such meeting, (iii) in favor of Catalent’s “say-on-pay” proposal and any proposal by Catalent relating to equity compensation that has been approved by the Board or the Compensation & Leadership Committee of the Board (or any successor committee thereto), (iv) in favor of Catalent’s proposal for ratification of the appointment of Catalent’s independent registered public accounting firm, and (v) in accordance with the recommendation of the Board with respect to any proposed merger, business combination, or other similar transaction between Catalent and any other person; provided, however, no Relevant Holder is under any obligation to vote in the same manner as recommend by the Board, or in any other manner, other than in its sole discretion, with respect to any other matter.

The Relevant Holders are subject to certain standstill restrictions pursuant to which such holders are restricted, among other things and subject to certain customary exceptions, from purchasing additional securities of Catalent, publicly proposing any merger or other extraordinary corporate transaction, initiating any shareholder proposal, or soliciting proxies until the later of (i) the third anniversary of the Preferred Stock Issuance Closing, and (ii) the date on which such Relevant Holders are no longer entitled to designate a designee for nomination to the Board.

Subject to certain customary exceptions, the Relevant Holders are restricted by the terms of the Stockholders’ Agreement from transferring their shares of Series A Preferred Stock or Common Stock issued upon conversion of Series A Preferred Stock until the earlier to occur of (i) the eighteen-month anniversary of the Preferred Stock Issuance Closing, and (ii) the occurrence of a transaction resulting in a Change of Control (as defined in the Certificate of Designation). In addition, other than certain transfers in connection with a registered public offering or pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), for so long as any share of Series A Preferred Stock is issued and outstanding, without Catalent’s prior written consent, the Relevant Holders may not transfer any share of Series A Preferred Stock or any share of Common Stock issued upon conversion of Series A Preferred Stock to certain specified persons, including (a) certain competitors of Catalent, (b) any person that has filed (individually or jointly with others in a “group” (as such term is used in Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”))) a report on Schedule 13D or Schedule 13G pursuant to Regulation 13D-G promulgated under the Exchange Act, (c) any person who the transferring holder knows or reasonably should know is or has been an activist investor in the three years prior to any such proposed transfer, or

(d) any person who the transferring holder knows (after reasonable inquiry of such person) would be required to file (individually or jointly with others in a “group” (as such term is used in Section 13(d)(3) of the Exchange Act)) a report on Schedule 13D or Schedule 13G pursuant to Regulation 13D-G promulgated under the Exchange Act with respect to its ownership of shares of capital stock of Catalent as a result of the proposed transfer.

For so long as the Relevant Holders are entitled to designate a designee for nomination to the Board, such holders have certain customary access and information rights.

The foregoing description of the Stockholders’ Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stockholders’ Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Registration Rights Agreement

In connection with the Preferred Stock Issuance Closing, Catalent and the Investors entered into a Registration Rights Agreement dated as of the Closing Date (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the holders of shares of Series A Preferred Stock and shares of Common Stock issued upon conversion of Series A Preferred Stock will have certain customary registration rights with respect to such shares of Series A Preferred Stock and such shares of Common Stock.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Amendment No. 4 to Amended and Restated Credit Agreement

On the Closing Date, Catalent Pharma Solutions, Inc., as borrower (in such capacity, the “Borrower”), entered into Amendment No. 4 to Amended and Restated Credit Agreement (the “Incremental Amendment”) by and among the Borrower, PTS Intermediate Holdings LLC (“Holdings”), the subsidiaries of Holdings party thereto (together with Holdings, the “Guarantors”), JP Morgan Chase Bank, N.A., as the administrative agent, collateral agent, swing line lender, and letter of credit issuer, and the lenders and other parties thereto, which Incremental Amendment amends that certain Amended and Restated Credit Agreement, dated as of May 20, 2014, among the Borrower, Holdings, the Guarantors party thereto, JP Morgan Chase Bank, N.A., as the administrative agent, collateral agent, and swing line lender (as successor to the former agent specified therein), and the lenders and other parties thereto (as amended by Amendment No. 1 dated as of December 1, 2014, Amendment No. 2 dated as of December 9, 2016, Amendment No. 3 dated as of October 18, 2017, and the Incremental Amendment, the “Credit Agreement”). Pursuant to the Incremental Amendment: (i) the Borrower borrowed $950 million aggregate principal amount through incremental term B loans (“Incremental Dollar Term B-2 Loans”) and (ii) the existing revolving credit commitments of $200 million were replaced by new revolving credit commitments of $550 million (“Incremental Revolving Credit Commitments”). The Incremental Dollar Term B-2 Loans constitute a new class of dollar term loans under the Credit Agreement with the same principal terms as the existing dollar term loans under the Credit Agreement (including: (A) an interest rate margin for eurodollar rate loans of 2.25% per annum (with a eurodollar rate floor of 1.00%) and 1.25% per annum for base rate loans and (B) quarterly 0.25% amortization), except the maturity date for the Incremental Dollar Term B-2 Loans is the earlier of (1) May 17, 2026 and (2) the 91st day prior to the maturity of the Borrower’s 4.75% senior unsecured notes due 2024 (the “2024 Senior Notes”) or a permitted refinancing thereof, if on such 91st day any of the 2024 Senior Notes remain outstanding. The Incremental Revolving Credit Commitments constitute revolving credit commitments under the Credit Agreement with the same principal terms as the previously existing revolving credit commitments under the Credit Agreement (including an interest rate margin for eurodollar rate loans of 2.25% per annum if a calculated total leverage ratio is greater than or equal to 4.50 to 1.00, or 2.00% per annum if such total leverage ratio is less than 4.50 to 1.00 (with a eurodollar rate floor of 0% in either case), and a margin of 1.25% or 1.00% per annum for base rate loans corresponding to such respective leverage ratios), except the maturity date for all revolving loans is now the earlier of (1) May 17, 2024 and (2) the 91st day prior to the maturity of any dollar term loans or euro term loans under the Credit Agreement, or any permitted refinancing thereof, if on such 91st day any of such dollar term loans or euro term loans remain outstanding. The proceeds of the Incremental Dollar Term B-2 Loans were used to pay a portion of the Closing Payment, related fees and expenses, and a voluntary prepayment of $300 million principal amount of existing dollar term loans outstanding under the Credit Agreement. The Incremental Dollar Term B-2 Loans and Incremental Revolving Credit Commitments are guaranteed by Holdings and all material wholly owned domestic subsidiaries of the Borrower, including Paragon, and the Guarantors have pledged substantially all of their assets as collateral for loans and other credit extensions under the Credit Agreement, including the Incremental Dollar Term B-2 Loans and Incremental Revolving Credit Commitments.

The foregoing description of the Incremental Amendment, and the related Incremental Dollar Term B-2 Loans and Incremental Revolving Credit Commitments, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Incremental Amendment, which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information under the heading “Merger” contained in Item 1.01 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under the heading “Amendment No. 4 to Amended and Restated Credit Agreement” contained in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information under the heading “Certificate of Designation of the Series A Preferred Stock” contained in Item 1.01 is incorporated herein by reference.

As described in Item 1.01, on the Closing Date, Catalent issued to the Investors 650,000 shares of Series A Preferred Stock for an aggregate purchase price of $650 million, or $1,000 per share, pursuant to the Investment Agreement. This issuance and sale was exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof. The Investors represented to Catalent that each is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act and that the shares of Series A Preferred Stock were acquired for investment purposes and not with a view to or for sale in connection with any distribution thereof, and appropriate legends have been affixed to Catalent’s book-entry records in respect of all such shares of Series A Preferred Stock.

Item 3.03 Material Modification to Rights of Security Holders.

The information under the headings “Investment Agreement,” “Certificate of Designation of the Series A Preferred Stock,” “Stockholders’ Agreement” and “Registration Rights Agreement” contained in Item 1.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in Size of the Board

As previously disclosed in Catalent’s Current Report on Form 8-K filed on April 17, 2019 (the “April 17th 8-K”), the Board, contingent upon and effective as of the Preferred Stock Issuance Closing, approved an increase in the size of the Board from ten members to eleven members. On the Closing Date, the Board increased in size from ten members to eleven members.

Appointment of New Director

As previously disclosed in the April 17th 8-K, the Board, contingent upon and effective as of the Preferred Stock Issuance Closing, appointed Peter Zippelius as a director. As of the Closing Date, Mr. Zippelius has joined the Board to serve a term expiring at the 2019 Annual Meeting of Catalent’s stockholders or until his successor is duly elected and qualified. Mr. Zippelius was designated by the Investors to be appointed to the Board in accordance with the terms and conditions of the Stockholders’ Agreement.

Mr. Zippelius is a partner of Leonard Green, which he joined in 2018. Previously Mr. Zippelius was a Managing Director and Co-Head of North American Healthcare Investment Banking at J.P. Morgan, which he joined in 2015. Prior to J.P. Morgan, Mr. Zippelius was a Managing Director and Co-Head of Healthcare Services Investment Banking at Deutsche Bank Securities, and prior to that, he was a Managing Director in the Healthcare Investment Banking group at Morgan Stanley. Mr. Zippelius began his career in the Mergers and Acquisitions department of Solomon Smith Barney. He earned a Bachelor of Science degree in Finance from Virginia Polytechnic Institute and State University.

Mr. Zippelius will receive Catalent’s standard compensation provided for service on the Board to all members of the Board who are not employees of the Company. This compensation currently includes an annual cash retainer of $100,000, payable in quarterly installments in arrears, and an annual grant of restricted stock units having a fair market value equal to $175,000. The restricted stock units vest in full after one year of service and are subject to accelerated vesting in the event of a “change of control.” The initial cash retainer and restricted stock unit award received by Mr. Zippelius will be pro-rated based on the portion of Catalent’s current fiscal year during which he is expected to serve. Mr. Zippelius has instructed Catalent that the cash retainer be paid to Leonard Green, and that he will hold the restricted stock units that he receives for the benefit of Leonard Green.

In addition, pursuant to Catalent’s stock ownership policy, Mr. Zippelius will be required to own shares of Common Stock in an amount equal to five times the annual cash retainer. For purposes of this requirement, a director’s holdings include shares held directly or indirectly, individually or jointly, shares underlying vested equity-based awards, and shares held under a deferral or similar plan. Mr. Zippelius is also required to retain 100% of the shares received following exercise of options or upon settlement of vested restricted stock units (net of any shares used to satisfy any applicable tax withholding obligations) until the minimum holding level is reached.

There is no transaction between Mr. Zippelius and the Company that would be reportable under Item 404(a) of Regulation S-K promulgated under the Securities Act, other than the transactions consummated pursuant to the terms and conditions of the Investment Agreement.

As previously disclosed in the April 17th 8-K, the Board also considered the independence of Mr. Zippelius in the context of the NYSE listing standards and Catalent’s Corporate Governance Guidelines and concluded that Mr. Zippelius qualifies as an independent director, including with respect to such applicable standards and guidelines.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained under the heading “Certificate of Designation of the Series A Preferred Stock” in Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 20, 2019, Catalent issued a press release relating to the items described in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 7.01.

The information contained in this Item 7.01 and in Exhibit 99.1 attached hereto is being furnished to the Securities and Exchange Commission pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall any such information or exhibits be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act.

Cautionary Note Concerning Forward-Looking Statements

This report, including the exhibits filed and furnished herewith, contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “foresee,” “likely,” “may,” “will,” “would” or other words or phrases with similar meanings. Similarly, statements that describe Catalent’s objectives, plans or goals are, or may be, forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Some of the factors that could cause actual results to differ include, but are not limited to, the following: the integration of Paragon into the Company or realizing on the anticipated business from and other benefits of the acquisition; changes to Catalent’s business, its industry, or the overall economic climate that limit its ability to obtain the desired deleveraging, general industry conditions and competition; product or other liability risk inherent in the design, development, manufacture and marketing of its offerings; inability to enhance Catalent’s existing or introduce new technology or services in a timely manner; economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; and Catalent’s substantial debt and debt service requirements that restrict its operating and financial flexibility and impose significant interest and financial costs; or difficulty in integrating other acquisitions into Catalent’s existing business, thereby reducing or eliminating the anticipated benefits of the acquisition of Paragon. For a more detailed discussion of these and other factors, see the information under the caption “Risk Factors” in Catalent’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018 filed with the Securities and Exchange Commission. All forward-looking statements in this report speak only as of the date of this report or as of the date they are made, and Catalent does not undertake to update any forward-looking statement as a result of new information or future events or developments unless and to the extent required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.1*	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, Par Value $0.01 Per Share, of Catalent, Inc.

10.1*

Stockholders’ Agreement, dated as of May 17, 2019, by and among Catalent, Inc., Green Equity Investors VII, L.P., Green Equity Investors Side VII, L.P., LGP Associates VII-A LLC and LGP Associates VII-B LLC.

10.2*

Registration Rights Agreement, dated as of May 17, 2019, by and among Catalent, Inc., Green Equity Investors VII, L.P., Green Equity Investors Side VII, L.P., LGP Associates VII-A LLC and LGP Associates VII-B LLC.

10.3

Equity Commitment and Investment Agreement, dated as of April 14, 2019, by and among Catalent, Inc. Green Equity Investors VII, L.P. and Green Equity Investors Side VII, L.P. (incorporated by reference to Exhibit 10.1 to Catalent’s Current Report on Form 8-K filed April 17, 2019).

10.4*

Amendment No.  4 to Amended and Restated Credit Agreement by and among /Catalent Pharma Solutions, Inc., as Borrower, PTS Intermediate Holdings LLC, as Holdings, the subsidiaries of Holdings party thereto, JP Morgan Chase Bank, N.A., as the administrative agent, collateral agent, swing line lender, and letter of credit issuer, and the lenders and other parties thereto.

* Filed herewith

The following Exhibit is furnished as part of this Current Report on Form 8-K.

99.1**	Press release, dated May 20, 2019, issued by Catalent, Inc.

**	Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent, Inc.
(Registrant)

By:	/s/ STEVEN L. FASMAN
Steven L. Fasman
Senior Vice President, General Counsel, and Secretary

Date: May 22, 2019